UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2025

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
The Hartford Financial Services Group, Inc.
One Hartford Plaza, Hartford, Connecticut 06155
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (860) 547-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HIG	The New York Stock Exchange
6.10% Notes due October 1, 2041	HIG 41	The New York Stock Exchange
Depositary Shares, Each Representing a 1/1,000th Interest in a Share of 6.000% Non-Cumulative Preferred Stock, Series G, par value $0.01 per share	HIG PR G	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On January 9, 2025, The Hartford Financial Services Group, Inc. (the "Company") announced that A. Morris Tooker has been appointed President of the Company, effective February 1, 2025.

Mr. Tooker, 55, has served as head of the Company’s Commercial Lines, which includes Small Commercial, Middle & Large Commercial and Global Specialty business units, since March 1, 2024. He also oversees the Company’s sales & distribution organization, as well as its innovation and risk services team. Previously, Mr. Tooker served as the Company’s Executive Vice President responsible for Middle & Large Commercial, Global Specialty and sales and distribution from November 2022 to March 1, 2024; Head of Middle & Large Commercial from March 2019 to October 2022; and Head of Middle Market from March 2017 to February 2019. He joined the Company in 2015 as chief underwriting officer. Prior to joining the Company, Mr. Tooker served as president of General Reinsurance Corporation and was responsible for the company’s global property and casualty reinsurance business.

There are no arrangements or understandings between Mr. Tooker and any other person pursuant to which he was selected as an officer. Mr. Tooker has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Compensation and Management Development Committee (the "Compensation Committee") approved a target total annual compensation opportunity for Mr. Tooker at $6 million, based on market data for executives in similar roles at peer companies. This includes a base salary of $850,000, an annual incentive award target of $1.65 million and a long-term incentive award target of $3.5 million.

Item 7.01 Regulation FD Disclosure.
On January 9, 2025, the Company issued a press release regarding the events described in Item 5.02 above.

The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits

Exhibit No.

99.1	Press Release of The Hartford Financial Services Group, Inc. dated January 9, 2025.

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.

January 9, 2025	By:	/s/ Terence Shields
Name: Terence Shields
Title: Senior Vice President & Corporate Secretary